Exhibit 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Competitive Technologies, Inc. on Forms S-8 and the related prospectuses (No. 2-69835 and No. 33-87756) pertaining to the Key Employees' Stock Option Plan, on Form S-8 and the related prospectus (No. 33-10528) pertaining to the Key Employees' Stock Option Plan, and on Form S-8 and the related prospectus (No. 33-44612) pertaining to the Key Employees' Stock Option Plan and Employees' Common Stock Retirement Plan of our report dated September 30, 1996, on our audits of the consolidated financial statements of Competitive Technologies, Inc. and Subsidiaries as of July 31, 1996 and 1995 and for each of the three years in the period ended July 31, 1996, which report is included in this Annual Report on Form 10-K.

                                  S/  Coopers & Lybrand L.L.P.
                                  COOPERS & LYBRAND L.L.P.



Stamford, Connecticut
October 25, 1996